EXHIBIT 23B


                                BYLAWS

                                  OF

                        BLANKINSHIP FUNDS, INC.
                       -------------------------


                               ARTICLE I

                                Offices

Section 1.1. Principal Office. The principal office of the Corporation in the State of Maryland shall be located at the address of the Corporation's resident agent in the State of Maryland.

Section 1.2. Other Offices. The Corporation may also have offices at such other places within and without the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                              ARTICLE II

                       Meetings of Stockholders

Section 2.1. Place of Meeting. Meetings of stockholders shall be held at such place, either within the State of Maryland or at such other place within the United States, as shall be fixed from time to time by the Board of Directors. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

Section 2.2. Annual Meetings. Annual meetings of the stockholders shall not be held, except when required to be held by the Investment Company Act of 1940 (the `1940 Act,' such term to include the rules and regulations promulgated under the 1940 Act, unless otherwise specified or the context otherwise requires), or by the Maryland General Corporation Law or when called by the Board of Directors or by an officer or officers authorized to take such action by the Board of Directors. If in any year the corporation is required or elects to hold an annual meeting, the meeting shall be held on such day, not a Saturday, Sunday or legal holiday, as the Board of Directors or the officer or officers calling the meeting may prescribe. At each such annual meeting, the stockholders shall elect directors and transact such other business as may properly come before the meeting. The provisions of these Bylaws which contemplate the holding of an annual meeting of stockholders shall be suspended during any year in which no annual meeting of stockholders is held.

Section 2.3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat and each other stockholder entitled to notice thereof not less than ten (10) nor more than ninety (90) days before the date of the meeting. Such notice may be given by any means (including telephone or other standard form of electronic communication) permitted under the Maryland General Corporation Law.

Section 2.4. Special Meetings. Special meetings of stockholders may be called by the chairman, the president or by the Board of Directors and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the estimated reasonable cost of preparing and mailing a notice of such meeting, the secretary shall give the notice of such meeting. The secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter acted upon at any special meeting of stockholders held within the preceding twelve (12) months unless requested to do so by holders of shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Notwithstanding the foregoing, special meetings of stockholders for the purpose of voting upon the question of removal of any director or directors of the Corporation shall be called by the secretary upon the written request of holders of shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting.

Section 2.5. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat and each other stockholder entitled to notice thereof not less than ten (10) nor more than ninety (90) days before the date fixed for the meeting. Such notice may be given by any means (including telephone or other standard form of electronic communication) permitted under the Maryland General Corporation Law.

Section 2.6. Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

Section 2.7. Quorum. The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to Series or class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more Series (or where there is more than one class in any Series, one or more classes) of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each Series or class entitled to vote as a Series or class on the matter shall constitute a quorum.

Section 2.8. Voting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast, or, with respect to any matter requiring a class vote, the affirmative vote of a majority of the votes cast of each Series (or where there is more than one class in any Series, each class) entitled to vote as a Series or class on the matter, shall decide any question brought before such meeting (except that directors may be elected by the affirmative vote of a plurality of the votes cast), unless the question is one upon which by express provision of the Investment Company Act of 1940, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto, or by the Articles of Incorporation or the Maryland General Corporation Law a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.9. Proxies. Each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the stock having voting power held by such stockholder, but no proxy shall be voted after eleven (11) months from its date, unless otherwise provided in the proxy. The proxy shall be in writing and shall be signed by the stockholder or by the stockholder's duly authorized attorney-in-fact or be in such other form as may be permitted by the Maryland General Corporation Law, including documents conveyed by electronic (including Internet) or telephonic transmission. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used.

Section 2.10. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (a) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of the meeting of stockholders is mailed or the day thirty (30) days before the meeting, whichever is the closer date to the meeting; and (b) The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty (60) days after the date of the adoption of such resolution.

Section 2.11. Inspectors of Election. The directors, in advance of any meeting, may, but need not, appoint one (1) or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 2.12. Informal Action by Stockholders. Except to the extent prohibited by the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

Section 2.13. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment was taken. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote of those present and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided for in this Section 2.13. At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned without further notice to a date more than one hundred twenty (120) days after the original record date determined pursuant to Section 2.10.


                                   ARTICLE III

                               Board of Directors

Section 3.1. Number of Directors. The number of directors constituting the entire Board of Directors (which initially was fixed at three in the Corporation's Articles of Incorporation) may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors within the limits permitted by law but at no time may be more than twenty (20), but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The directors shall be elected to hold offices at the annual meeting of stockholders, except as provided in Section 3.2, and each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation. Any director may be removed, either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of the majority of the votes entitled to be cast thereon, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal. Directors need not be stockholders.

Section 3.2. Vacancies and Newly-Created Directorships. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors then in office. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

Section 3.3. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

Section 3.4. Meetings. The Board of Directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman, the president or by one (1) or more director. Notice of special meetings of the Board of Directors shall be given by the secretary to each director at least three (3) days before the meeting if by mail or at least twenty-four (24) hours before the meeting if given in person or by telephone or by telegraph. The notice need not specify the business to be transacted.

Section 3.5. Quorum and Voting. During such times when the Board of Directors shall consist of more than one (1) director, a quorum for the transaction of business at meetings of the Board of Directors shall consist of two (2) of the directors in office at the time but in no event shall a quorum consist of less than one-third (1/3) of the entire Board of Directors. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.6. Committees. The Board of Directors may appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of one or more of the directors of the Corporation. The Board of Directors may delegate to such committees any of the powers of the Board of Directors except those which may not by law be delegated to a committee. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.

Section 3.7. Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings.

Section 3.8. Informal Action by Board of Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such written consent shall not constitute approval of any matter which pursuant to the Investment Company Act of 1940 and the rules thereunder requires the approval of directors by vote cast in person at a meeting.

Section 3.9. Meetings by Conference Telephone. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which pursuant to the Investment Company Act of 1940 and the rules thereunder require the approval of directors by vote cast in person at a meeting.

Section 3.10. Fees and Expenses. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or such other compensation as the Board of Directors may approve. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.


                                   ARTICLE IV

                                     Notices

Section 4.1. General. Notices to directors and stockholders mailed to them at their post office addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.

Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed the equivalent of notice and such waiver shall be filed with the records of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE V

                                    Officers

Section 5.1. General. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. The Board of Directors may choose also such Vice Presidents and additional officers or assistant officers as it may deem advisable. The Chairman of the Board and the President shall be elected from the membership of the Board of Directors, but other officers need not be members of the Board of Directors. Any number of offices, except the offices of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by more than one officer.

Section 5.2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.3. Tenure of Officers. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold his office until his successor is elected and qualifies or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 5.4. President. The President shall preside at all meetings of the stockholders, shall be the Chief Executive Officer and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all committees designated by the Board of Directors except as otherwise determined by the Board of Directors. He shall execute on behalf of the Corporation, and may affix the seal or cause the seal to be affixed to, all instruments requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 5.5. Vice Presidents. The Vice Presidents shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents and, in that event, the duties and powers of the President shall descend to the Vice Presidents in the specified order of seniority.

Section 5.6. Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring it.

Section 5.7. Assistant Secretaries. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.8. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.9. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                              ARTICLE VI

                                 Stock

Section 6.1. No Certificates for Stock. Every stockholder of record shall have their holdings maintained in book form by the Corporation. Stock certificates will not be issued.

Section 6.2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferable only on the books of the Corporation by the person in whose name such shares are registered, or by his/her duly authorized transfer agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the corporation or its duly authorized transfer agent.

Section 6.3. Registered Owners. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

Section 6.4. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the Corporation's principal office in the State of Maryland, or at its principal executive office, or at the office of the Corporation's transfer agent.

Section 6.5. Minimum Amount. Any `Minimum Amount' for stockholder accounts, as established by the Articles of Incorporation or the Board of Directors, may be temporarily or permanently waived for one or more specific accounts, at the discretion of any officer of the Corporation.

Section 6.6. Forced Redemption. The Board of Directors, the President or a Vice President may, at their option, redeem shares of stock of the Corporation owned by any stockholder under circumstances deemed appropriate in their sole discretion from time to time, such circumstances including but not limited to (a) failure to provide the Corporation with a tax identification number, (b) failure to maintain ownership of a specified minimum number of shares of any class or series of stock of the Corporation and (c) failure to maintain the characteristics or qualifications established by the Board of Directors for a particular class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

Section 6.7. Declining New Investments. The Board of Directors, the President or a Vice President may, at their option, decline to sell shares of stock to any new or existing stockholder, under any circumstances deemed appropriate in their sole discretion from time to time. The Board of Directors may also close any series or class of stock to new investments from existing shareholders, or new shareholders, or both.


                                   ARTICLE VII

                                  Miscellaneous

Section 7.1. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

Section 7.2. Dividends. Dividends upon the stock of the Corporation may, subject to the provisions of the Articles of Incorporation and of applicable law, be declared by the Board of Directors at any time. Dividends may be paid in cash, in property or in shares of the Corporation's stock, subject to the provisions of the Articles of Incorporation and of applicable law.

Section 7.3. Capital Gains Distributions. The amount and number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

Section 7.4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.5. Fiscal Year. The Board of Directors shall have the power to fix, and from time to time to change, the fiscal year of the Corporation.

Section 7.6. Seal. The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. Whenever the corporation is required to affix its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word `(seal)' adjacent to the signature of the authorized officer.

Section 7.7. Insurance Against Certain Liabilities. The Corporation shall not bear the cost of insurance that protects or purports to protect directors and officers of the Corporation against any liabilities to the Corporation or its security holders to which any such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                  ARTICLE VIII

                                 Indemnification

Section 8.1. Indemnification of Directors and Officers. The Corporation shall indemnify its directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the full extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (`disabling conduct').

Section 8.2. Advances. Any current or former director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the full extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither `interested persons' as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding (`disinterested non-party directors'), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

Section 8.3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

Section 8.4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

Section 8.5. Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee, or agent as provided above.



                              ARTICLE IX

                           Federal Supremacy

If at a time when the corporation is registered as an investment company under the 1940 Act, any of the foregoing provisions of these Bylaws or the General Corporation Law of Maryland shall conflict or be inconsistent with any applicable provision of the 1940 Act or of any order thereunder, the applicable provision of the 1940 Act or any order thereunder shall be controlling and the corporation shall not take any action thereunder which is in conflict or inconsistent therewith. Without limiting the generality of the foregoing, if any applicable provision of the 1940 Act or any order thereunder requires, with respect to any matter requiring action by the stockholders, the Board of Directors, a committee of the Board, or a specified group of directors of the corporation, the affirmative vote of a greater number of shares or directors than would otherwise be required under the General Corporation Law of Maryland, the Articles of Incorporation of the corporation or these Bylaws, then that provision of the 1940 Act or order thereunder shall be controlling.



                               ARTICLE X

                          Amendment of Bylaws

The Board of Directors shall have the power to make, alter and repeal Bylaws of the Corporation. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.